Exhibit 5.1

LOEWS

CORPORATION

667 Madison Avenue

New York, N.Y. 10021-8087

April 25, 2003

Loews Corporation

667 Madison Avenue

New York, New York 10021-8087

Gentlemen:

I am providing this opinion as General Counsel of Loews Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) and the filing thereof on the date hereof with the Securities and Exchange Commission (the “Commission”), relating to the proposed issuance and sale by the Company from time to time of the following securities, having an aggregate maximum offering price not to exceed $1,500,000,000: (i) shares of the Company’s Loews common stock, par value $1.00 per share (the “Loews Common Stock”); (ii) shares of the Company’s Carolina Group stock, par value $0.01 per share (the “Carolina Group Stock”); (iii) shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”), in one or more series to be designated; (iv) senior debt securities (the “Senior Debt Securities”) proposed to be issued under the Indenture, dated as of March 1, 1986 (the “Senior Debt Indenture”), as supplemented by a first supplemental indenture, dated as of March 30, 1993 (the “First Senior Debt Indenture Supplement”), and by a second supplemental indenture (the “Second Senior Debt Indenture Supplement”), dated as of February 18, 1997, between the Company and JPMorgan Chase Bank, as Trustee (the “Trustee”); (v) subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) proposed to be issued under the Indenture, dated as of December 1, 1985 (the “Subordinated Debt Indenture”), as supplemented by a first supplemental indenture, dated as of February 18, 1997 (the “First Subordinated Debt Indenture Supplement”), by a second supplemental indenture, dated as of February 18, 1997 (the “Second Subordinated Debt Indenture Supplement”), and by a third supplemental indenture (the “Third Subordinated Debt Indenture Supplement”), dated as of September 16, 1997, between the Company and the Trustee; and (vi) warrants to purchase Loews Common Stock, Carolina Group Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants” and, collectively with the Loews Common Stock, the Carolina Group Stock, the Preferred Stock and the Debt Securities, the “Securities”). Each of the Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to herein as an “Indenture”; each of the First Senior Debt Indenture Supplement, the First Subordinated Debt Indenture Supplement, the Second Senior Debt Indenture Supplement, the Second Subordinated Debt Indenture Supplement and the Third Subordinated Debt Indenture Supplement are sometimes referred to herein as a “Supplement”; and references to an Indenture, the Senior Debt Indenture or the Subordinated Debt Indenture shall mean references to such indenture as supplemented by each Supplement thereto.

Loews Corporation

April 25, 2003

The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Warrants are to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), by and between the Company and a warrant agent (each, a “Warrant Agent”). The shares of Loews Common Stock, Carolina Group Stock and Preferred Stock may be issued directly, upon conversion of the Preferred Stock or Debt Securities or upon exercise of the Warrants. Debt Securities may be issued directly, upon conversion of other Debt Securities or upon exercise of the Warrants.

This opinion is rendered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Commission.

In connection with the foregoing, I have examined the Company’s Restated Certificate of Incorporation and By-laws, certain resolutions of the Company’s Board of Directors and/or Executive Committee, the Registration Statement, the Indentures and the Supplements, in each case as of the date hereof. In addition, I have examined such other corporate records, agreements, certificates and other instruments as I have deemed relevant and necessary for the purpose of the opinions expressed herein and have made such other investigation as I have deemed appropriate. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as copies. As to any facts material to my opinion I have, when the relevant facts were not independently established, relied upon the aforesaid documents. In giving this opinion, I have assumed that (i) each Indenture and each Supplement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Trustee; (ii) prior to the time of issuance of any Warrants, the Warrant Agreement related to such Warrants will have been duly authorized, executed and delivered by, and will constitute the valid and binding obligation of, each of the parties to such Warrant Agreement (other than the Company); (iii) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iv) at the time of execution and delivery of a Warrant Agreement by the parties to such Warrant Agreement (other than the Company), each such party will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by each Indenture; (vi) at the time of execution and delivery of a Warrant Agreement by a Warrant Agent thereunder, such Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; (vii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under each Indenture; (viii) at the time of execution and delivery of a Warrant Agreement by the parties to such Warrant Agreement (other than the Company), each such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement; and (ix) the Trustee is qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement.

Loews Corporation

April 25, 2003

I am a member of the Bar of the State of New York and do not express any opinion as to any matters governed by any laws other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America.

The opinions expressed below are subject to the conditions that the Registration Statement shall have become effective under the Act and that all applicable provisions of the “Blue Sky” and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with.

Based upon and subject to the foregoing and the statements contained herein, I am of the opinion that:

1.    The Senior Debt Indenture and each Supplement thereto have been duly authorized, executed and delivered by the Company and when (i) any Senior Debt Securities shall have been duly authorized in the manner required by the Senior Debt Indenture, (ii) the terms of such Senior Debt Securities shall have been duly established in the manner required by the Senior Debt Indenture and (iii) certificates for such Senior Debt Securities shall have been duly executed, issued and authenticated as provided in the Senior Debt Indenture and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Senior Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

2.    The Subordinated Debt Indenture and each Supplement thereto have each been duly authorized, executed and delivered by the Company and when (i) any Subordinated Debt Securities shall have been duly authorized in the manner required by the Subordinated Debt Indenture, (ii) the terms of such Subordinated Debt Securities shall have been duly established in the manner required by the Subordinated Debt Indenture and (iii) certificates for such Subordinated Debt Securities shall have been duly executed, issued and authenticated as provided in the Subordinated Debt Indenture and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Subordinated Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

Loews Corporation

April 25, 2003

3.    The Preferred Stock has been duly authorized by the Company and when (i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law, (ii) a Certificate of Designations establishing the terms of any series of Preferred Stock shall have been duly executed and acknowledged by the Company and filed and recorded in accordance with the requirements of the Company’s Restated Certificate of Incorporation and By-laws and applicable law and (iii) certificates for shares of such series of Preferred Stock shall have been duly executed, issued and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, if applicable, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such shares of Preferred Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

4.    The Loews Common Stock has been duly authorized by the Company and when (i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law and (ii) certificates for shares of such Loews Common Stock shall have been duly executed, issued and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, if applicable, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such shares of Loews Common Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Loews Common Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

5.    The Carolina Group Stock has been duly authorized by the Company and when (i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law and (ii) certificates for shares of such Carolina Group Stock shall have been duly executed, issued and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, if applicable, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such shares of Carolina Group Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Carolina Group Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

6.    When (i) a Warrant Agreement has been duly authorized, executed and delivered by the Company and (ii) the specific terms of a particular issuance of Warrants have

Loews Corporation

April 25, 2003

been established by such Warrant Agreement in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company (or its authorized Committee) of a resolution duly authorizing the issuance and delivery of such Warrants), duly authenticated by a Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor of the proper consideration as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Warrants will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

This opinion is rendered solely for your benefit in connection with the above-referenced transaction.

In addition, I hereby consent to the filing of this opinion by the Company as an exhibit to the Registration Statement and to the reference to me and to this opinion in the Prospectus. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the Act.

Very truly yours,

/s/ Gary W. Garson

Gary W. Garson, Esq.

Senior Vice President,

Secretary and General Counsel